UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On January 28, 2015, Post Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I to the Underwriting Agreement. Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 6,500,000 shares of common stock, par value $.01 per share (the “Common Stock”), at a price to the public of $47.50 per share (the “Common Stock Offering”). In addition, the Company granted the underwriters a 30-day option to purchase up to 975,000 additional shares of Common Stock, which was exercised in full on January 30, 2015.
The Company closed the Common Stock Offering, including the issuance of the additional 975,000 shares, on February 3, 2015 in accordance with the terms of the Underwriting Agreement. Net proceeds from the Common Stock Offering, after commissions or discounts to the underwriters, were approximately $341.7 million. The Company intends to use the net proceeds from the Common Stock Offering, together with cash on hand and up to $700 million of new term loan borrowings, to fund the cash portion of the previously announced acquisition of MOM Brands Company, and to pay related costs, fees and expenses. If the acquisition is not completed, Post intends to use the net proceeds from the Common Stock Offering, for general corporate purposes, which could include, among other things, prepayment of outstanding debt, financing future acquisition opportunities, working capital and capital expenditures.
The sale of the Common Stock was made pursuant to Post’s Registration Statement on Form S-3, as amended (File No. 333-194459) (the “Registration Statement”), including the prospectus dated May 19, 2014 contained therein, as supplemented by a preliminary prospectus supplement with respect to the Common Stock Offering filed with the Securities and Exchange Commission on January 26, 2015 and a final prospectus supplement with respect to the Common Stock Offering filed with the SEC on January 29, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after January 28, 2015 without first obtaining the written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC on behalf of the underwriters, subject to certain exceptions. The Company has also agreed to indemnify such underwriters in the Common Stock Offering against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, and the description of the terms of the Underwriting Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Lewis Rice LLC relating to the validity of the shares of Common Stock sold in the Common Stock Offering (the “Common Stock Opinion”). The Common Stock Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 3, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Jeff A. Zadoks
Name: Jeff A. Zadoks
Title: SVP & Chief Financial Officer

EXHIBIT INDEX

Exhibits Number	Description

1.1	Underwriting Agreement, dated as of January 28, 2015, among Post Holdings, Inc., Barclays Capital Inc. and Credit Suisse (USA) LLC

5.1	Opinion of Lewis Rice LLC

23.1	Consent of Lewis Rice LLC (included in Exhibit 5.1).

4